Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form F-4 of our report dated March 27, 2023, which includes an explanatory paragraph relating to TWO’s ability to continue as a going concern, relating to the financial statements of TWO, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 8, 2023